                                                                                                         Exhibit 11


                                    THE MIDDLETON DOLL COMPANY AND SUBSIDIARIES
                                     COMPUTATION OF NET INCOME PER COMMON SHARE


                                                     For the Three months                For the Nine Months
                                                     --------------------                -------------------
                                                     Ended September 30,                 Ended September 30,
                                                     -------------------                 -------------------

                                                    2001             2000              2001              2000
                                               --------------   --------------    --------------   --------------
Net income available to
   common shareholders                          $    523,666      $   666,823       $ 1,390,535      $ 2,389,788
                                               --------------   --------------    --------------   --------------

Determination of shares:
   Weighted average common shares
   outstanding (basic)                             3,727,589        3,801,664         3,727,589        3,865,139
   Assumed conversion of stock options                     -            2,142                 -            1,920
                                               --------------   --------------    --------------   --------------

   Weighted average common shares
   outstanding (diluted)                           3,727,589        3,803,806         3,727,589        3,867,059
                                               ==============   ==============    ==============   ==============

Basic earnings per share                        $       0.14      $      0.18       $      0.37      $      0.62
                                               ==============   ==============    ==============   ==============
Diluted earnings per share                      $       0.14      $      0.18       $      0.37      $      0.62
                                               ==============   ==============    ==============   ==============
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